UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2026

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2026, Oramed Pharmaceuticals Inc. (the “Company”) entered into a Warrant Agreement (the “Warrant Agreement”) with Scilex Holding Company (“Scilex”). Pursuant to the Warrant Agreement, the Company deferred its right to receive an amortization payment scheduled to be paid by Scilex on October 1, 2025 as set forth in the amortization schedule included in that certain Senior Secured Convertible Note (the “Tranche B Notes”) issued to the Company pursuant to that certain Securities Purchase Agreement, dated as of October 7, 2024, by and among Scilex and the investors party thereto (including the Company) in exchange for Scilex's agreement to issue to the Company a new warrant to purchase an aggregate of 100,000 shares of Scilex's common stock, par value $0.0001 per share (the “Scilex Common Stock,” and such warrants, the “February 2026 Warrant”) at an initial exercise price of $20.00 per share (the “Exercise Price”) as described below. The deferred amortization payment was made to the Company in November 2025.

The February 2026 Warrant is immediately exercisable upon issuance. Scilex relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D as promulgated thereunder by the U.S. Securities and Exchange Commission (the “SEC”) for the issuance of the February 2026 Warrant. Scilex has agreed to file as soon as practicable (and in any event within the later of (i) 30 calendar days following the date of the Warrant Agreement, (ii) 10 days following the date of the filing with the SEC of Scilex's Annual Report on Form 10-K for the year ended December 31, 2025 and (iii) March 31, 2026) a registration statement on Form S-3 (or Form S-1 if Form S-3 is not available to Scilex) registering under the Securities Act the resale by the Company of the shares of Scilex Common Stock issuable upon exercise of the February 2026 Warrant or to include such shares of Scilex Common Stock in any other registration statement on Form S-3 filed by Scilex. The February 2026 Warrant shall have an expiration date of December 13, 2029.

The Exercise Price is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event and is also subject to adjustment in connection with certain subsequent offerings at a per share price less than the exercise price of the February 2026 Warrant then in effect, subject to a floor price of $8.22 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events). If at the time of exercise of the February 2026 Warrant there is no effective registration statement registering the shares of Scilex Common Stock underlying the February 2026 Warrant, such warrant may be exercised on a cashless basis pursuant to their terms.

The Company may not exercise the February 2026 Warrant to the extent that, after giving effect to such exercise, the Company (together with certain related parties) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Scilex Common Stock outstanding immediately after giving effect to such exercise. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the Company, except that any increase will only be effective upon 61 days’ prior notice to Scilex.

The February 2026 Warrant prohibits Scilex from entering into specified fundamental transactions unless the successor entity (subject to certain exceptions) assumes all of Scilex’s obligations under the February 2026 Warrant under a written agreement before the transaction is completed. Upon specified corporate events, the Company will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the Company would have been entitled to receive upon the happening of the applicable corporate event had the February 2026 Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, the Company will have the right to force Scilex to repurchase such holder’s February 2026 Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the February 2026 Warrants, of the then unexercised portion of the February 2026 Warrant.

The Warrant Agreement contains other customary provisions including representations and warranties of the Company and Scilex.

The Warrant Agreement is filed as Exhibit 10.1 and the form of February 2026 Warrant is filed as Exhibit 10.2, in each case to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the terms of the Warrant Agreement and the form of February 2026 Warrant do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Warrant Agreement, dated as of February 17, 2026, by and among Oramed Pharmaceuticals Inc. and Scilex Holding Company
10.2	Form of February 2026 Warrant
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

February 20, 2026